Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

BGC PARTNERS, INC.,

BGC HOLDINGS, L.P.,

BGC PARTNERS, L.P.

and

THE NASDAQ OMX GROUP, INC.

Dated as of June 28, 2013

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Index of Principal Terms

Defined Term	Section

Action	1.1
Affiliate	1.1
Agreement	1.1
Beneficial Ownership	1.1
Business Day	1.1
Company	Preamble
Company Records	2.4(i)
Company Shares	Recitals
Delay Period	2.2(f)
Delivery Failure	2.13(a)
Demand Registration	2.2(c)
Existing Registration Rights Agreement	1.1
Exchange Act	1.1
Full Cooperation	1.1
Fully Marketed Underwritten Offering	1.1
Governmental Authority	1.1
Holder Information	2.4
Holders	1.1
indemnified party	2.13(c)
indemnifying party	2.13(c)
Independent Contractor Representatives	1.1
Initiating Holders	2.2(a)
Inspectors	2.4(i)
Issuer Free Writing Prospectus	1.1
Losses	2.13(a)
Majority	1.1
Parent	Preamble
Parties	Preamble
Party	Preamble
Person	1.1
Piggyback Registration	2.1(a)
Privilege	1.1
Prospectus	1.1
Purchase Agreement	Recitals
Registrable Securities	1.1
Registration Statement	1.1
Rule 144	1.1
Rule 144A	1.1
SEC	1.1
Securities Act	1.1
Seller	Preamble
Sellers	Preamble

-ii-

Selling Holder	1.1
Shelf Registration Statement	2.2(a)
Suspension Notice	2.4(e)
transferee	2.10(a)
Underwritten Offering	1.1

iii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of June 28, 2013, is by and among BGC Partners, Inc., a Delaware corporation (“Parent”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC Partners, L.P., a Delaware limited partnership (“BGC US” and together with Parent and BGC Holdings, collectively, “Sellers,” and each individually, a “Seller”), and The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”) (Sellers, together with the Company, collectively, the “Parties,” and each, individually, a “Party”).

WHEREAS, the Parties have entered into the Purchase Agreement, dated as of April 1, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, Sellers agreed to sell, transfer and convey to the Company, and the Company agreed to purchase and acquire from Sellers, the Acquired Assets, and the Company shall assume the Assumed Liabilities;

WHEREAS, pursuant to Section 3.8 of the Purchase Agreement and on the terms and conditions set forth therein, the Company agreed to issue to Sellers shares of the Company’s common stock, par value $0.01 per share (“Company Shares”); and

WHEREAS, in connection with the execution of the Purchase Agreement, the Company has agreed to provide to Sellers certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings (capitalized terms not defined herein shall the meanings assigned to them in the Purchase Agreement):

“Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Affiliate” with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, the Company and its Affiliates, on the one hand, will not be deemed to be Affiliates of any of Parent and its Affiliates, on the other hand, and vice versa.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” within the meaning of Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Existing Registration Rights Agreement” means a registration rights agreement listed on Schedule 1 hereto.

“Full Cooperation” means, in connection with any Fully Marketed Underwritten Offering, in addition to the other cooperation otherwise required by this Agreement, (a) members of senior management of the Company shall fully cooperate with the underwriter(s) in connection therewith, and make themselves available to participate in all of the marketing processes of the Fully Marketed Underwritten Offering as recommended by the underwriter(s), and (b) the Company shall prepare preliminary and final Prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum information required by law, rule or regulation); provided, however, that, in any Fully Marketed Underwritten Offering pursuant to a request made under Section 2.2 involving less than $75,000,000 of Registrable Securities (calculated on the basis of the average closing price of a share of the Company’s common stock on the NASDAQ over the five business days preceding such request), Full Cooperation shall not require senior management of the Company to participate in any road show or similar public marketing activity for more than one (1) day or to travel in connection with any road show or similar public marketing activity.

“Fully Marketed Underwritten Offering” means an Underwritten Offering which includes due diligence sessions, road shows, one-on-one meetings with prospective purchasers of the Registrable Securities, and other customary marketing activities, as recommended by the underwriter(s).

“Governmental Authority” means any governmental or regulatory federal, state, local and foreign authority, agency, court, commission or other entity, including, solely to the extent of its regulatory capacity, any stock exchange or other self-regulatory organization.

“Holders” means Sellers and any permitted transferee of Registrable Securities.

“Independent Contractor Representatives” means all individuals who render services to the Company or any of its subsidiaries who are classified by the Company or such subsidiary as having the status of an independent contractor.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Majority” means holders of greater than half of the outstanding Registrable Securities.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Privilege” means the attorney-client privilege, the work product doctrine, or any other applicable protective privilege.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means all Company Shares held by a Holder and any securities issued directly or indirectly with respect to such Company Shares because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold or disposed of in accordance with such Registration Statement or (ii) such securities shall have been sold or disposed of pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder” means each Holder of Registrable Securities participating in a registration pursuant to Article II.

“Underwritten Offering” means a registration in which Company Shares are sold to an underwriter for reoffering to the public.

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement,” “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register for sale under the Securities Act or publicly sell under a “shelf” registration statement any Company Shares (or securities convertible into or exchangeable or exercisable for Company Shares) for its own account or the account of any stockholder of the Company (other than offerings pursuant to employee benefit plans or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to the Holders and, subject to Section 2.1(b) hereof, shall use its reasonable best efforts to include in such transaction all Registrable Securities with respect to which the Company has received written request for inclusion therein within 15 days after receipt of the Company’s notice.

(b) Priority. If a registration or sale pursuant to this Section 2.1 involves an Underwritten Offering and the managing underwriter advises the Company in writing that in its good faith opinion the number of securities requested to be included in such registration or sale exceeds the number which can be sold in such offering without having a material adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of securities that such underwriter advises can be so sold, allocated (x) first, to the securities the Company proposes to sell and the securities of any other Person that, as of the date of this Agreement, is entitled to have such securities included in such registration on a priority basis ahead of the Registrable Securities pursuant to an Existing Registration Rights Agreement, and (y) second, to Registrable Securities which the Holders have requested to be included in such registration and securities held by any other Person which also have the right to be included in such registration and have requested to be so included, such amount to be allocated pro rata among such requesting Holders of Registrable Securities and such other Persons on the basis of the amount of securities requested by such Holders and such other Persons to be included in such offering.

(c) Withdrawal of Registrations. In the case of an offering initiated by the Company as a primary offering on behalf of the Company, nothing contained herein shall prohibit the Company from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the offering related thereto, without prejudice, however, to the rights of the Holders to request a registration pursuant to Section 2.2 hereof.

Section 2.2. Demand Registrations.

(a) Right to Request Shelf Registration. At any time after the date hereof when the Company is eligible to register Company Shares on Form S-3 (or a successor form), upon the written request of a Majority of Holders (the “Initiating Holders”) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders’ Registrable Securities pursuant to a registration statement, the Company shall use reasonable best efforts to either (i) promptly file a registration statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act) on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time of all or part of the Registrable Securities or (ii) amend an existing registration statement for the resale pursuant to Rule 415 from time to time of all or part of the Registrable Securities (in each case and together with the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). If the Company files any shelf registration statement for its own benefit or for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment. The Company shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable following such filing. The Company shall maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities. The plan of distribution contained in the Shelf Registration Statement (or related Prospectus supplement) relating to the Company Shares shall be determined by Parent, if Parent or any of its Subsidiaries is a requesting Holder for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Subject to the conditions of Section 2.2(b), each Holder shall be entitled to require the Company to effect a Fully Marketed Underwritten Offering pursuant to the Shelf Registration Statement so long as the number of Registrable Securities proposed to be sold in each such offering either (1) equals or exceeds 992,247 Company Shares (which amount shall be equitably adjusted in the case of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization), or (2) represents all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. Except as provided in this Section 2.2 with respect to Underwritten Offerings, there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

(b) Limits on Underwritten Offerings. Notwithstanding the foregoing, the Company shall not be required to effect an Underwritten Offering pursuant to this Section 2.2 on more than one occasion during any calendar year; provided, however, that if the number of Registrable Securities proposed to be included in such Underwritten Offering is reduced pursuant to the provisions of Section 2.2(d), then such Underwritten Offering shall not be counted as an Underwritten Offering for purposes of this Section 2.2(b).

(c) Right to Request Demand Registrations. At any time after the date hereof when the Company is not eligible to register Company Shares on Form S-3 (or a successor form), upon the written request of a Majority of Holders requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities pursuant to a registration statement separate from a Shelf Registration Statement (a “Demand Registration”), the Company shall use reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Securities requested to be so registered; provided, that the Company shall not be required to file a registration statement pursuant to this Section 2.2(c) unless the number of Registrable Securities proposed to be included therein either (1) equals or exceeds 992,247 Company Shares (which amount shall be equitably adjusted in the case of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization), or (2) represents all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. Promptly after receipt of any such request for Demand Registration, the Company shall give written notice of such request to each other Holder and to all other holders of Company Shares having rights to have their shares included in such registration and shall, subject to the provisions of Section 2.2(d) hereof, include in such registration all such Registrable Securities with respect to which all stockholders having such rights have requested to be so registered.

(d) Priority. If a requested registration pursuant to this Section 2.2 involves an Underwritten Offering and the managing underwriter shall advise the Company in writing that in its good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having a material adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of securities that such underwriter advises can be so sold, allocated (x) first, to the securities of any Persons that are, as of the date of this Agreement, entitled to be included in such underwriting on a priority basis ahead of the Registrable Securities pursuant to an Existing Registration Rights Agreement and have so requested to be included in such registration, (y) second to Registrable Securities which the Initiating Holders have requested to be included in such registration pro rata among such Initiating Holders based on the total amount of Registrable Securities requested by such Initiating Holders to be included in such registration, and (z) third, to Registrable Securities which other Holders have requested to be included in such registration and securities held by any other Person which also have the right to be included in such registration and have requested to be so included, such amount to be allocated pro rata among such requesting Holders of Registrable Securities and such other Persons on the basis of the amount of securities requested by such Holders and such other Persons to be included in such offering.

(e) A registration will be deemed to be initiated by the Company if the Company provides written notice to the Holders of its intention to effect such a registration or sale pursuant thereto.

(f) Preemption of Demand Registration. Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good-faith judgment, (i) that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or would otherwise have a material adverse effect on the Company, then the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, but not in excess of 60 calendar days (or any longer period agreed to by the requesting Holder), or (ii) that registration at the time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, but not in excess of 60 calendar days (or any longer period agreed to by the requesting Holder); provided, that at all times the Company is in good faith using reasonable best efforts to file the registration statement as soon as practicable. The Company shall provide prompt written notice to the Selling Holders of (x) any deferment of the filing of a registration statement pursuant to this Section 2.2(f) and (y) the Company’s decision to file such registration statement following such deferment. The Company may defer the filing of a particular registration statement pursuant to this Section 2.2(f) only twice during any 12-month period. Notwithstanding the other provisions of this Section 2.2(f), the Company may not defer the filing of a registration statement past the date that is the earliest of (a) the date that is five Business Days after the date upon which any matter, the disclosure of which the Company has determined would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, is disclosed to the public or ceases to be material; provided that, if filing such registration statement at such time would require the inclusion of financial statements, pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer such filing for a reasonable period of time, but not in excess of 60 calendar days (or any longer period agreed to by the requesting Holders) so long as at all times the Company is in good faith using reasonable best efforts to file such registration statement as soon as practicable; or (b) such date that, if such deferment continued, would result in there being more than 120 days in the aggregate in any 12 month period during which the filing of one or more Registration Statements has been so deferred. The period during which a filing is so deferred hereunder is referred to as a “Delay Period.”

Section 2.3. Holdback Agreements. To the extent requested by an underwriter of any Underwritten Offering, the Company agrees not to directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 90 days beginning on the pricing date of any Underwritten Offering pursuant to any Registration Statement (except as part of such Underwritten Offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period.

Section 2.4. Registration Procedures. If and whenever the Company is required to effect or cause the registration and the sale of Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to:

(a) prepare and file with the SEC as expeditiously as reasonably possible, but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof and which otherwise complies with the terms of this Agreement, and use reasonable best efforts to cause such registration statement to become effective as soon as practicable; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, the Company shall (x) furnish to the Selling Holders and counsel for the Selling Holders copies of all such documents proposed to be filed, and use reasonable best efforts to take into account and, if appropriate, reflect in such document such changes as the Selling Holders reasonably request, and (y) notify the Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the maximum period of time permitted by SEC rules or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold or have otherwise ceased to be Registrable Securities (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, that notwithstanding the foregoing, the Company will not be required to file any amendment or supplement to a registration statement or prospectus during the pendency of any Suspension Notice (as defined below);

(c) furnish, without charge, to each Selling Holder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to each Selling Holder and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder;

(d) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders, and the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities registered thereunder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) immediately notify the managing underwriter, if any, and the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a “Suspension Notice”), and the Company shall promptly prepare and furnish to the Selling Holders a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the Board of Directors of the Company determines in its good faith judgment, (i) that the disclosure that would be required to be made by the Company would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or would otherwise have a material adverse effect on the Company, then the Company may defer the furnishing to the Selling Holders a supplement or amendment to such prospectus for a reasonable period of time, but not in excess of 60 calendar days (or any longer period agreed to by the requesting holders of Registrable Securities), or (ii) a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the furnishing to the Selling Holders a supplement or amendment to such prospectus for a reasonable period of time, but not in excess of 60 calendar days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that at all times the Company is in good faith using reasonable best efforts to file such amendment or supplement as soon as practicable; provided, however, that such deferrals shall not exceed 120 days in the aggregate in any 12 month period. In any event, the Company shall not be entitled to deliver more than a total of four (4) Suspension Notices or notices of any Delay Period in any 12 month period;

(f) promptly notify the managing underwriter, if any, and the Selling Holders:

(i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer;

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(g) in the case of an Underwritten Offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions (other than providing Full Cooperation) as the Selling Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including causing Company personnel to cooperate with the Selling Holders and the underwriter(s) in connection with performing due diligence) and (iii) request its counsel to issue opinions of counsel in form, substance and scope as are customary in secondary underwritten offerings, addressed and delivered to the underwriter(s);

(h) use reasonable best efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(i) make available for inspection by the Holders and any holder of securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, “Company Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company’s and its Subsidiaries’ officers, directors, employees and Independent Contractor Representatives to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Company Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company’s ability to assert the existence of a Privilege with respect thereto;

(j) if requested, use reasonable best efforts to obtain a “comfort letter” from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort letters”;

(k) in connection with each Fully Marketed Underwritten Offering, cause there to occur Full Cooperation; and

(l) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Each Holder of Registrable Securities agrees as a condition to the registration of such Holder’s Registrable Securities as provided herein to furnish the Company in a reasonably timely manner with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing, such information to be set forth in a separate letter signed by such Holder (the “Holder Information”).

Section 2.5. Restriction on Disposition of Registrable Securities. Each Holder agrees that, upon receipt of a Suspension Notice, such Holder shall, and shall cause each of its Affiliates to, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof, or until otherwise notified by the Company, and, if so directed by the Company, each Holder shall, and shall cause each of its Affiliates to, deliver to the Company (at the Company’s expense) all copies (including any and all drafts), other than permanent file copies, then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 2.6. Selection of Underwriters. For an Underwritten Offering made pursuant to a registration requested by any Holder pursuant to Section 2.2 hereof, Sellers shall have the right, in consultation with the Company, to select a managing underwriter or underwriters to administer the offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 2.7. Registration Expenses. The Company shall pay for all costs and expenses with respect to its compliance with its obligations in connection with a registration or offering pursuant to this Agreement, including: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including any reasonable fees and disbursements of the Company’s counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange, (vi) the reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) subject to the second sentence of this Section 2.7, the reasonable fees and disbursements of one firm of attorneys acting as legal counsel for all of the Selling Holders, collectively, not to exceed $100,000, (viii) the fees and expenses of any registrar and transfer agent, (ix) the underwriting fees, discounts and commissions applicable to any Company Shares sold for the account of the Company and (x) the cost of preparing all documentation in connection therewith; provided, however, that with respect to any Fully Marketed Underwritten Offering of Registrable Securities pursuant to a request made under Section 2.2 involving less than $75,000,000 of Registrable Securities (calculated on the basis of the average closing price of a share of the Company’s common stock on the NASDAQ over the five business days preceding such request), the Selling Holders shall reimburse the Company for (A) reasonable printing expenses, (B) reasonable fees and disbursements of a single firm of independent certified public accountants retained by the Company, and (C) reasonable out-of-pocket expenses incurred by the Company in connection with any road show activities requested by the Selling Holders or their chosen underwriter, in each case, to the extent related to such Fully Marketed Underwritten Offering. Except as otherwise provided in clause (ix) of this Section 2.7, the Company shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including the fees and expenses of any underwriters and such underwriters’ counsel or, solely in the case of an offering (including an Underwritten Offering) in which only Selling Holders offer securities, any fees and disbursements of attorneys acting as legal counsel to such Selling Holders.

Section 2.8. Conversion of Other Securities. If any Holder offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1 and 2.2 hereof, so long as such transfer of registration rights is effected in compliance with Section 2.10 hereof.

Section 2.9. Rule 144; Rule 144A. If and for so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.

Section 2.10. Transfer of Registration Rights. (a) Any Seller may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than one percent (1%) of the outstanding Company Shares (each, a “transferee”); provided, however, that no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners in accordance with partnership interests, (B) a limited liability company to its members in accordance with their interest in the limited liability company, or (C) a corporation to its stockholders in accordance with their interests in the corporation. Any transfer of registration rights pursuant to this Section 2.10 shall be effective upon receipt by the Company of (i) written notice from such

Holder stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) written agreement from the transferee to be bound by the provisions of this Agreement. In connection with any such transfer, the term “Holder,” “Seller” or “Parent,” as used in this Agreement shall, where appropriate to assign such rights and obligations to such transferee, be deemed to refer to or include the transferee holder of such Registrable Securities. Parent and its Affiliates may exercise their rights hereunder in such proportion as they shall agree among themselves.

(b) After such transfer, each Holder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Holder.

Section 2.11. Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or other Person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any offering of Registrable Securities without the prior written consent of the Selling Holders, which consent shall not be unreasonably withheld.

Section 2.12. Other Registration Rights. If the Company at any time after the date hereof grants to any other holders of Company Shares or securities of the Company convertible into Company Shares any rights to request the Company to effect the registration under the Securities Act of any such Company Shares with any term more favorable to such holders than a term set forth in this Agreement, any term of this Agreement that is less favorable shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. The foregoing covenant shall not apply to registration on Form S-4 or Form S-8 or any successor form promulgated for similar purposes.

Section 2.13. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners, members, managers and employees of each such controlling Person, and each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any amendment of or supplement thereto, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with the Holder Information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.13 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission (such failure to send or deliver, a “Delivery Failure”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to a Holder.

(b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission)

is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document, in reliance upon and in conformity with the Holder Information furnished to the Company by such Selling Holder expressly for inclusion in such document (for purposes of this Section 2.13(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Selling Holder), or (ii) a Delivery Failure (other than any Delivery Failure related to an Underwritten Offering); provided, that no Selling Holder will be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 2.13 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers, employees or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including this Section 2.13) applicable to it.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually and materially prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d) Contribution.

(i) If the indemnification provided for in this Section 2.13 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.13(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The obligation of any Selling Holder obliged to make contribution pursuant to this Section 2.13(d) shall be several and not joint.

(e) Additional Provisions.

(i) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the gross proceeds, after underwriting discounts and commissions but before expenses, from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such Holder has otherwise been required to pay pursuant to Section 2.13(b).

(ii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the transfer of securities.

(iii) The indemnification and contribution required by this Section 2.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred.

(iv) To the extent that any of the Selling Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.13 shall be applicable to the benefit of the Selling Holders in their role as deemed underwriter in addition to their capacity as a Selling Holder (so long as the amount for which any other Selling Holder is or becomes responsible does not exceed the amount for which such Selling Holder would be responsible if the Selling Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Selling Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

ARTICLE III

MISCELLANEOUS

Section 3.1. Other Activities; Nature of Holder Obligations. (a) Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(b) Nature of Holders’ Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement, other than as expressly set forth herein. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or any of the transactions contemplated by this Agreement.

Section 3.2. Termination. This Agreement shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2.7, 2.13 and this Article III, which shall survive such termination.

Section 3.3. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Parent. Each Holder shall be bound by any amendment authorized by this Section 3.3 whether or not the Registrable Securities held by such Holder have been marked to indicate such amendment. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.4. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.5. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any understandings, agreements or representations by or among the parties, written or oral, prior to the date this agreement is first executed by the parties hereto.

Section 3.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.

Section 3.7. Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Parent:

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Attn: General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: David K. Lam, Esq.

Facsimile: (212) 403-2000

Email: DKLam@wlrk.com

Telephone confirmation: (212) 403-1000

If to the Company:

The NASDAQ OMX Group, Inc.

805 King Farm Blvd.

Rockville, Maryland 20850

Attn: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Phyllis G. Korff, Esq.

         Yossi Vebman, Esq.

Facsimile: (212) 735-2000

Email: Phyllis.Korff@skadden.com

           Yossi.Vebman@skadden.com

Telephone confirmation: (212) 735-3000

Section 3.9. Governing Law; WAIVER OF JURY TRIAL. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

BGC PARTNERS, INC.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

BGC HOLDINGS, L.P.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

BGC PARTNERS, L.P.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

THE NASDAQ OMX GROUP, INC.

By:	/s/ Eric Noll
	Name:	Eric Noll
	Title:	Executive Vice President

[Signature Page to Registration Rights Agreement]

SCHEDULE 1

Existing Registration Rights Agreements

1.	Registration Rights Agreement, dated as of April 21, 2005, by and among The Nasdaq Stock Market, Inc., Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P., Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Integral Capital Partners VI, L.P. and VAB Investors, LLC.

2.	Registration Rights Agreement, dated as of February 27, 2008, by and among The NASDAQ OMX Group, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust (as amended by the First Amendment to Registration Rights Agreement, dated as of February 19, 2009, among The NASDAQ OMX Group, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust).

3.	Registration Rights Agreement, dated as of September 25, 2009, by and among The NASDAQ OMX Group, Inc., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P. and Edward J. Nicoll.

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